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                                                                EXHIBIT 10.56




                         AMENDMENT NO. TWO TO THE LOAN
                             AND SECURITY AGREEMENT
             BOLLINGER INDUSTRIES. INC., BOLLINGER INDUSTRIES. L.P.
                                 AND NBF. INC.


        THIS AMENDMENT NO. TWO TO THE LOAN AND SECURITY AGREEMENT (the "Amendment"), dated as of May __, 1997, is entered into between FOOTHILL CAPITAL CORPORATION, a California Corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and Bollinger Industries, Inc., a Delaware corporation ("Inc."), Bollinger Industries, L.P., a Texas limited partnership ("L.P."), and NBF, Inc., a Georgia corporation ("NBF"), jointly and severally (collectively, "Borrower"), with their chief executive office located at 602 Fountain Parkway, Grand Prairie, Texas 75050.

                                    RECITALS

        A. Borrower and Foothill have previously entered into that certain Loan and Security Agreement dated as of August 16, 1996, as amended by Amendment No. One dated as of January 30, 1997 (the "Loan Agreement"), pursuant to which Foothill has made certain loans and financial accommodations available to Borrower. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

        B. Due to developments in Borrower's business, Borrower has requested that the Loan Agreement be amended in certain respects.

        C. Foothill is willing to amend the Loan Agreement under the terms and conditions set forth in this Amendment. Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Foothill's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

                                   AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follow:

        1. Modification of Concentrations. The definition of "Eligible Accounts" contained in Section 1.1 of the Loan Agreement is amended at Subsection (g) to read as follows:
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                        "(g)  Accounts with respect to an Account Debtor whose
        total obligations owing to Borrower exceed ten percent (10%) of all Eligible Accounts (or, in the case of Service Merchandise and Dayton-Hudson, fifteen percent (15%), to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, in the case of Wal-Mart or K-Mart, such percentage shall be seventy-five percent (75%) as to both combined from January 15, 1997 through May 31, 1997, and effective June 1, 1997, such percentage shall be:

                (i)  From March - September 30      (i)  thirty percent (30%)
                     of each year thereafter             as to each


                (ii) From October 1 - February 28   (ii) seventy percent (70%)
                     of each year thereafter             as to both combined"

        2. Additional Advances. A new Section 2.1(d) is added to the Loan Agreement to read as follows:

                "(d)    In addition to the amounts available under Section
        2.1(a), subject to the terms and conditions of this Agreement, Foothill agrees to make revolving advances to Borrower in an amount at any one time outstanding not to exceed $1,000,000 between the date of this Amendment and May 31, 1997.

        3. Change in Clearance Days. Section 2.5 of the Loan Agreement is amended so that every reference to "two (2) Business Days of clearance," "two
(2) Business Day clearance charge: and the like is changed to substitute "two and one-half (2.5)" in place of "two (2)."

        4.      Change in Fees.

                4.1 Section 2.7(d) of the Loan Agreement is amended to change the reference to Foothill's customary appraisal fee which currently reads "One Thousand Dollars ($1,500) per day per appraiser, "to read "One Thousand Five Hundred Dollars ($1,500) per day per appraiser," and to change the reference which currently reads "One Thousand Hundred Dollars ($1,000) per year for its loan documentation review" to read "One Thousand Dollars ($1,000) per year for its loan documentation review."

                4.2 Section 2.7(e) of the Loan Agreement is amended to read in its entirety as follows:

                        "(a)   Servicing Fee. From the date of this Amendment,
on the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to Seven Thousand Dollars ($7,000) per month; provided, however, that such fee will be reduced to Five Thousand Dollars ($5,000) per month if Borrower's operating income is at least Two Million Seven Hundred Thousand Dollars



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        ($2,700,000) for the fiscal year ended March 31, 1998 as reflected on the audited financial statements for the year."

                4.3 Section 2.7 of the Loan Agreement is amended to add the following subsections at the end:

                        "(h) Overadvance Fee. A fee for the extension of credit described in the new Section 2.1(b) in the amount of $20,000 payable in four equal monthly installments of $5,000 each beginning June 1, 1997.

                        "(i)    Waiver and Amendment Fee. A fee in the amount
        of $20,000 payable in four equal monthly installments of $5,000 each beginning June 1, 1997."

        5. Extension of Term. The first sentence of Section 3.3 of the Loan Agreement is amended to read, "This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect until August 20, 2000 (the "Renewal Date"), unless sooner terminated pursuant to the terms hereof."

        6. Modification of Early Termination Premium. The chart presented in Section 3.5 of the Loan Agreement is amended to read as follows:

                Period of Time During Which
                Termination Occurs                  Percent of Maximum Amount
                ---------------------------         -------------------------
                Prior to August 20, 1997                        4.0%
                August 21, 1997 to August 20, 1998              4.0%
                August 21, 1998 to August 20, 1999              1.5%
                August 21, 1999 to August 20, 2000              1.0%

        7.      Modification of Certain Financial covenants: Waiver.

                7.1 Sections 6.13(b) an 6.13(c) are amended to read in their entirety as follows:

                        "(b)    Total Liabilities to Tangible Net Worth Ratio.
        A ratio of Borrower's total liabilities divided by Tangible Net Worth measured on a fiscal quarter-end basis of not more than:

                Date of Fiscal Quarter-End               Ratio
                --------------------------               -----
                 9/30/96                                4.75:1.0
                12/31/96                                4.50:1.0
                 3/31/97                                4.00:1.0
                 6/30/97                               13.50:1.0
                 9/30/97                               15.00:1.0
                12/31/97                               10.50:1.0



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
                 3/31/98                               10.50:1.0
                 6/30/98                                9.50:1.0
                 9/30/98                                9.50:1.0
                12/31/98 and thereafter                 9.00:1.0

                        "(c)    Tangible Net Worth. Tangible Net Worth measured
        on a fiscal quarter-end basis of at least:

                Date of Fiscal Quarter-End              Tangible Net Worth
                --------------------------              ------------------
                 9/30/96                                $ 9,300,000
                12/31/96                                $10,250,000
                 3/31/97                                $10,250,000
                 6/30/97                                $ 2,600,000
                 9/30/97                                $ 2,300,000
                12/31/97                                $ 3,300,000
                 3/31/98                                $ 3,300,000
                 6/30/98                                $ 3,750,000
                 9/30/98                                $ 3,750,000
                12/31/98 (and thereafter)               $ 4,000,000

                7.2 Foothill hereby waives the existing violations of the covenants contained in Sections 6.13(b) and 6.13(c) for the third and fourth fiscal quarters of 1997. This waiver is limited to its particular circumstances and shall not constitute a waiver of any other provision of the Loan Agreement or a future waiver of Section 6.13(b), Section 6.13(c) or any other provision of the Loan Agreement.

        8. Effectiveness of this Amendment. Foothill must have received the following items, in form and content acceptable to Foothill, before this Amendment is effective and before Foothill is required to extend any credit to Borrower as provided for by this Amendment. The date on which all of the following conditions have been satisfied is the "Closing Date".

                (a) Amendment. This Amendment fully executed in a sufficient number of counterparts for distribution to Foothill and Borrower.

                (b) Authorizations. Evidence that the execution, delivery and performance by Borrower and each guarantor or subordinating creditor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

                (c) Representations and Warranties. The Representations and Warranties set forth in the Loan Agreement and this Amendment must be true and correct.

                (d) Consent. The Consent appended hereto (the "Consent") executed by each of the Guarantors.


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                (e)     Other Required Documentation. All other documents and
        legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill.

        9. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

        10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

        11. Due Execution. The execution, delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

        12. Effect of Amendment. Except as set forth expressly herein, all terms of the Loan Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Foothill. To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Loan Agreement as modified and amended hereby.

        13. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

        14. Estoppel. To induce Foothill to enter this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Foothill with respect to the Obligations.


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